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                                                                    EXHIBIT 23.4





             Consent of Independent Certified Public Accountants




American Realty Trust, Inc.
   Dallas, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 20, 1996, relating to the consolidated financial statements and schedules of Transcontinental Realty Investors, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.



                                        /s/ BDO SEIDMAN, LLP
                                        BDO Seidman, LLP



Dallas, Texas

November 21, 1996